Subsidiaries of the Registrant

NAME                                        JURISDICTION OF INCORPORATION
----                                        -----------------------------
Channel Financial Services, Inc.             Delaware
Merisel Americas, Inc.                       Delaware
Merisel Asia, Inc.                           Delaware
Merisel Canada Inc.                          Canada
Merisel Capital Funding, Inc.                Delaware
Merisel CCR, Inc.                            California
Merisel Properties, Inc.                     Delaware
Optisel, Inc.                                Delaware
Softsel Foreign Sales Corporation            U.S. Virgin Islands